Exhibit 3(i)(A)

           CERTIFICATE OF REVISED AND AMENDED
              ARTICLES OF INCORPORATION OF
                WERNER ENTERPRISES, INC.


      WE HEREBY CERTIFY that the undersigned natural person of the age of twenty-one years, or more, acting as incorporated of a corporation under the Nebraska
Business Corporation Act, revise and amend the following
Articles of Incorporation for such corporation:

                       ARTICLE I.

     The name of the corporation is WERNER ENTERPRISES, INC.

                       ARTICLE II.

     The  period  of  the   corporation's  duration   is
     perpetual.

                          III.

     The  purposes  for   which   this  corporation   is
     organized are:

     (a)  To  carry  on by the means of motor  vehicles,
trucks,  and  conveyances  of  every  kind  and  nature,
propelled  by every type of power, the general  business
of   a  common  or  contract  carrier  engaged  in   the
transportation of a property in Intrastate or Interstate
Commerce in the State of Nebraska and in any other State
in  the  Union upon public or private streets,  avenues,
highways and other public and private places; to acquire
and   hold   Certificate  or  Certificates   of   Public
Convenience and Necessity or permits for transportation as a common or contract carrier, issued by the State of Nebraska or any other State in the Union, or the Interstate Commerce Commission, or any other Federal agency, and to sell, transfer, assign or dispose of in the manner allowed and provided by law, such Certificate or Certificates of Public Convenience and Necessity or permits, and other evidences of authority to carry on such business; to do any and all things necessary and advantageous or useful in connection with the conduct of such business, including but not by way or limitations, the purchasing, owning, leasing, renting or acquiring by

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any  other  method of control, the maintenance,  control
and operation of motor vehicles, trucks and every other type of conveyance (except railroads), and apparatus, garages, terminals, and all other property of any kind whatsoever necessary or useful for the transaction and carrying on of such business.

     (b) To do everything necessary, proper, advisable, or convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto or in connection therewith which are not forbidden by the laws of the State of Nebraska, or by these Articles of Incorporation.

                       ARTICLE IV.

     The corporation shall have and exercise all  powers
and  rights conferred upon corporations by the  Nebraska
Business  Corporation Act and any  enlargement  of  such
powers conferred by subsequent legislative acts; and, in
addition   thereto,  the  corporation  shall  have   and
exercise all powers and rights, not otherwise denied corporations by the laws of the State of Nebraska, as are necessary, suitable, proper, convenient or expedient to the attainment of the purposes set forth in Article
III above.

                       ARTICLE V.

     The aggregate number of shares of common stock which this corporation shall have authority to issue is 25,000,000 shares, having a par value of $0.01 each.

     All transfers of the shares of this corporation shall be made in accordance with the provisions of the By-Laws of the corporation.

                       ARTICLE VI.

     No  shareholder of the corporation shall  have  any
preemptive   right  to  purchase,  subscribe   for,   or
otherwise  acquire  shares or other  securities  of  the

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

corporation, whether now or hereafter authorized or issued.

                      ARTICLE VII.

     In  the  absence  of  fraud, no contract  or  other
transaction  between  the  corporation  and  any   other
person,   corporation,  firm,  syndicate,   association,
partnership,  or  joint  venture  shall  be  wholly   or
partially invalidated or otherwise affected by reason of
the  fact  that one or more of the directors of officers
of   such   other   corporation,  firm,   syndicate   or
association,  or  member of such  partnership  or  joint
venture,  or are pecuniarily or otherwise interested  in
such  contractual transaction, provided, that  the  fact
such  director  or directors of the corporation  are  so
situated or so interested or both, shall be disclosed or
shall  have been known to the Board of Directors of  the
corporation.   Any   director  or   directors   of   the
corporation  who is also a director or officer  of  such
other corporation, firm, syndicate, or association, or a
member  of  such  partnership,  or  joint  venture,   or
pecuniarily or otherwise interested in such contract  or
transaction,   may  be  counted  for  the   purpose   of
determining the existence of a quorum at any meeting  of
the  Board  of Directors of the corporation which  shall
authorize any such contract or transaction, and  in  the
absence of fraud, and as long as he acts in good  faith,
any such director may vote thereat to authorize any such
contract  or transaction, with like force and effect  as
if  he  were  not a director or officer  of  such  other
corporation,  firm,  syndicate,  or  association,  or  a
member   of  such  partnership  or  joint  venture,   or
pecuniarily or otherwise interested in such contract or transaction.

                      ARTICLE VIII.

     To the extent permitted by law, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding,

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

whether    civil,    criminal,    administrative,     or
investigative, including to the extent permitted by  law
an  action  by  or  in the right of the corporation,  by
reason  of  the  fact  that he is  or  was  a  director,
officer, employee, or agent of the corporation, or is or
was  serving  at  the request of the  corporation  as  a
director,  officer, employee, or agent  of  an  employee
benefit plan, against expenses, including attorney fees,
judgments,   fines,  and  amounts  paid  in  settlement,
actually  and  reasonably incurred by him in  connection
with  such  action, suit, or proceeding if he  acted  in
good faith and in a manner he reasonably believed to  be
in   or  not  opposed  to  the  best  interests  of  the
corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     To the extent permitted by law, the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

    The  indemnity  provided for by  this  Article  VIII
shall  not be deemed to be exclusive of any other rights
to  which  those  of  this Article  VIII  be  deemed  to
prohibit    the    corporation   from   extending    its
indemnification to cover other persons or activities  to
the   extent  permitted  by  law  or  pursuant  to   any
provisions in the By-Laws.

                           IX.

     The   property,  business,  and  affairs   of   the
corporation shall be managed and controlled by the Board of Directors. The number of directors of the corporation shall be set forth in the By-Laws.

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

                           X.

     Any vacancy in the office of a director shall be filled by the vote of the remaining directors, even if less than a quorum, or by a sole remaining director.
Any directors so chosen shall hold office until the next election of the class for which such directors have en chosen and until their successors shall be elected and qualified.

     Any newly created directorship resulting from any increase in the number of directors may be filled by the Board of Directors, acting by a majority of. the directors then in office, even if less than a quorum, or by a sole remaining director; and any directors so chosen shall hold office until the next election of the class for which such directors have been chosen and until their successors shall be elected and qualified.

                           XI.

     The street address  of the registered office of the
corporation is 300 First  Westside Bank Building, Omaha,
Nebraska   68114,  and  the  name  and  address  of  its
registered  agent  is  Irving  B.  Epstein,   300  First
Westside Bank Building, Omaha, Nebraska 68114.

     The foregoing revised Articles of Incorporation supersede the original Articles of Incorporation of the corporation, and all amendments thereto.

     IN WITNESS WHEREOF, we have hereunto set our hands at Omaha, Nebraska, this 25th day of April, 1986.

                               WERNER ENTERPRISES, INC.





                               /s/ Gary L. Werner
                               -------------------------
                               Gary L. Werner, President



     /s/ Jacob D. Wood
     ------------------------
     Jacob D. Wood, Secretary

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